Exhibit 1.2

DOMINION RESOURCES, INC.

Common Stock

(without par value)

SALES AGENCY AGREEMENT

December 19, 2014

[NAME]

[ADDRESS]

Ladies and Gentlemen:

Dominion Resources, Inc., a Virginia corporation (the Company), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time through [NAME], as sales agent (the Agent), shares (the Shares) of the Company’s common stock, without par value (the Common Stock), having an aggregate offering price of up to $500,000,000 on the terms set forth in Section 2 of this Sales Agency Agreement (the Agreement).

The Company has also entered into sales agency agreements (each, an Initial Alternative Sales Agency Agreement), each dated of even date herewith, with each of [NAME], [NAME] and [NAME] (each, an Initial Alternative Agent), for the issuance and sale from time to time through the Initial Alternative Agents of Shares on the terms set forth in the Initial Alternative Sales Agency Agreements. The Company may from time to time after the date hereof enter into additional sales agency agreements (each, an Additional Alternative Sales Agency Agreement), each to be dated its date of execution, with additional agents named in such agreements (each, an Additional Alternative Agent), for the issuance and sale from time to time through the Additional Alternative Agents of Shares on the terms set forth in the Additional Alternative Sales Agency Agreements. This Agreement, the Initial Alternative Sales Agency Agreements and any Additional Alternative Sales Agency Agreements are collectively referred to herein as the “Sales Agency Agreements”. The Initial Alternative Sales Agency Agreements and the Additional Alternative Sales Agency Agreements are collectively referred to herein as the “Alternative Sales Agency Agreements”. The Initial Alternative Agents and the Additional Alternative Agents are collectively referred to herein as the “Alternative Agents”.

Section 1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement and the Alternative Sales Agency Agreements (the Commencement Date), any Recommencement Date (as defined in Section 9 below), any applicable Registration Statement Amendment Date (as defined in Section 6(c)

below), each Company Periodic Report Date (as defined in Section 3(e) below), each Applicable Time (as defined in Section 1(b) below) and each Settlement Date (as defined in Section 2(i) below):

(a) A registration statement, No. 333-[            ] on Form S-3 for the registration of Shares under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. Such registration statement (i) is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act and (ii) became effective not earlier than three years prior to the Commencement Date and any Settlement Date, and the Company has not received any notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. As used herein, “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits (excluding any Form T-1) and any schedules thereto at such time, the Incorporated Documents (as defined below) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined in Section 1(b) below); “Rule 430B Information” means information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act; “Base Prospectus” means the base prospectus included in the Registration Statement; “Prospectus” means a prospectus supplement to the Base Prospectus specifically relating to an offering of Shares in accordance with this Agreement prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, as amended at the time of such filing; “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in a Prospectus; and “Disclosure Package” means, with respect to an offering of the Shares in accordance with this Agreement, collectively, the Prospectus, any Issuer Free Writing Prospectus (as defined in Section 1(c) below) used in connection with such offering and the public offering price of such Shares. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement, Base Prospectus, Prospectus, or Prospectus Supplement (collectively, the Incorporated Documents). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents;

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), and the rules, regulations and releases of the Commission under the Securities Act and the Securities Exchange Act (the Rules and Regulations); the Registration Statement, on any date on which it has been deemed to have become effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, at the time it was issued, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and as of the Applicable Time, the Registration Statement and the applicable Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act, the Securities Exchange Act and the Rules and Regulations and, as of each Applicable Time and Settlement Date, (i) the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Disclosure Package, the applicable Issuer Free Writing Prospectus(es) (as supplemented by and taken together with the Disclosure Package and the Prospectus) and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Agent for use in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or the part of the Registration Statement which constitutes the Indenture Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided further, that, except as otherwise provided in Section 1(a) with respect to the Disclosure Package, the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Disclosure Package or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or the Prospectus or in any amendment or supplement thereto; the interactive data in eXtensible Business Reporting Language (XBRL) incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Securities Act, the Securities Exchange Act and the Rules and Regulations; and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that the interactive data in XBRL incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Securities Act, the Securities Exchange Act and the Rules and Regulations.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement. Notwithstanding any provision hereof to the contrary, each document included in the Disclosure Package shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Applicable Time. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares sold pursuant to this Agreement;

(c) Other than the Base Prospectus, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act,

the Company (including its agents and representatives, other than the Agent and the Alternative Agents in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares that may be sold pursuant to this Agreement, unless such written communication is approved in writing in advance by the Agent. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an Issuer Free Writing Prospectus), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Securities Act;

(d) If, at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus conflicted or conflicts with the information contained in the Registration Statement or the Prospectus, the Company (i) has promptly notified or will promptly notify the Agent of such conflict and, (ii) at its expense, has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided, that the foregoing representations and warranties in this Section 1(d) shall not apply to conflicts arising from statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon information furnished herein or in writing to the Company by the Agent for use in such Issuer Free Writing Prospectus;

(e) Except as reflected in, or contemplated by, the Registration Statement, the Disclosure Package and the Prospectus, since the respective most recent dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Company and its subsidiaries taken as a whole, financial or otherwise (a Material Adverse Effect). The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement, the Disclosure Package or the Prospectus;

(f) Deloitte & Touche LLP, who has audited certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations; any other entity, if any, who shall have audited any of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, shall be an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect;

(h) This Agreement has been duly authorized, executed and delivered by the Company;

(i) The Shares that may be sold pursuant to this Agreement have been duly authorized and reserved for issuance; and when issued, delivered and paid for in accordance with this Agreement, such Shares will be validly issued, fully paid and nonassessable; and the issuance of the Shares will not be subject to any preemptive or similar rights. The Shares that may be sold pursuant to this Agreement will conform in all material respects to the descriptions thereof contained in the Disclosure Package and in the Prospectus;

(j) The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Shares that may be sold pursuant to this Agreement and the use of the proceeds from the sale of such Shares as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement;

(k) The Company is not, and, after giving effect to the offering and sale of the Shares that may be sold pursuant to this Agreement and the application of the proceeds thereof as described in the Disclosure Package or the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended;

(l) The Company is a “well-known seasoned issuer,” and is not, and has not been since the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for the offering of the Shares that may be sold pursuant to this Agreement pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the first Settlement Date;

(m) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened, to which the Company or one of its subsidiaries is a party or to which any of the Company’s or any of its subsidiaries’ properties is subject other than any proceedings described in the Disclosure Package or the Prospectus and proceedings which could not reasonably be expected to have a Material Adverse Effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Disclosure Package or the Prospectus;

(n) Each Significant Subsidiary (which term, for purposes of this Agreement shall mean “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X, substituting in such definition the date of the Company’s most recently completed fiscal quarter for which audited or unaudited financial statements have been filed with the Commission and the 12 month-period ended on such date for the end of the most recently completed fiscal year and for the most recently completed fiscal year, respectively) of the Company has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the respective laws of the jurisdiction of its incorporation or organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each such Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and nonassessable, and, the capital stock of each such Significant Subsidiary that is a corporation is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right. With respect to a Significant Subsidiary that is a limited liability company, the membership interests of such Significant Subsidiary are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right;

(o) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Securities Exchange Act by subsection (c)(1) of such rule;

(p) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares that may be sold pursuant hereto; and

(q) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Treasury Department (OFAC) or the U.S. Department of State; and the Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Section 2. Sale and Delivery of Shares.

(a) The Company’s board of directors has delegated to certain officers of the Company, which are listed as authorized representatives of the Company on Schedule 1 hereto (the Authorized Company Representatives), the authority to negotiate the terms and conditions of any such sale of the Shares.

(b) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent, as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, such Shares as agreed upon herein. The Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the New York Stock Exchange (the Exchange) or sales made to or through a market maker or through an electronic communications network. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in clause (1) above, and either party may withhold its consent thereto in such party’s sole discretion.

(c) The Shares that may be sold pursuant to this Agreement are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any trading day (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time) (each, a Trading Day) that the Company has instructed the Agent through an Authorized Company Representative to make such sales. On any Trading Day, the Company may instruct the Agent by telephone or email (in either case, a Sale Instruction, and in the case of a Sale Instruction by telephone, such Sale Instruction shall be confirmed promptly by email) as to the maximum number of Shares to be sold by the Agent on such Trading Day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Each such Sale Instruction shall serve as confirmation that as of the date of such Sale Instruction, (i) all conditions to the delivery of such Sale Instruction are satisfied and (ii) none of the Disclosure Package, any applicable Issuer Free Writing Prospectuses (as supplemented by and taken together with the Disclosure Package) and the Prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell all of the Shares so designated by the Company.

(d) Notwithstanding the foregoing, the Company shall not instruct the Agent to sell, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the number of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, a duly authorized committee thereof or an Authorized Company Representative, and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by facsimile or email, which confirmation will be promptly acknowledged by the Company or Agent, as applicable), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(e) Under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement and the Alternative Sales Agency Agreements exceed the aggregate offering price of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or an Authorized Company Representative, and notified to the Agent in writing. In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or an Authorized Company Representative, and notified to the Agent in writing.

(f) If either party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Securities Exchange Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(g) The gross sales price of any Shares sold under this Agreement shall be the actual execution price of the Shares sold by the Agent under this Agreement. The compensation payable to the Agent for sales of Shares sold by the Agent under this Agreement shall be equal to 1.0% of the gross sales price of the Shares for amounts of Shares sold by the Agent pursuant to this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the Net Proceeds). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(h) The Agent shall provide written confirmation to the Company following the close of trading on the Exchange each day in which Shares are sold by the Agent under this Agreement setting forth the number of Shares sold on such day, the gross sales prices of the Shares, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales.

(i) Settlement for sales of the Shares sold by the Agent pursuant to this Agreement will occur on the third Trading Day following the date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a Settlement Date). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be issued and delivered by the Company to the Agent against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Agent’s account, or to the account of the Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (DWAC) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered Shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default. The individuals listed on Schedule 3 to this Agreement and any replacement or additional individuals identified to the Agent in writing by an Authorized Company Representative shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section.

(j) Notwithstanding any other provision contained herein, if subsequent to a sale of the Shares and prior to the related Settlement Date there shall have occurred:

(i) any general suspension of trading in securities on the Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the Exchange or by the Commission or by any federal or state agency or by the decision of any court that shall, in the reasonable judgment of the Agent, make it impracticable to proceed with the delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package, the Prospectus and this Agreement,

(ii) a suspension of trading of any securities of the Company on the Exchange,

(iii) a banking moratorium declared either by federal or New York State authorities or

(iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets, provided that (1) the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Agent, make it impracticable to proceed with the delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package, the Prospectus and this Agreement, and (2) the Agent so notifies the Company, then, (W) the Agent shall not be required to deliver the applicable Net Proceeds on any Settlement Date for such Shares, (X) the Agent shall return to the Company Shares, if any, delivered to it by the Company for settlement of such sale, (Y) the Company shall not be required to deliver such Shares for settlement of such sale and (Z) the Company shall not be required to pay the Agent any commission in connection with such sale.

(k) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company (excluding sales of Shares in the circumstances described in Section 3(f)(B), (C) and (D)) shall be effected by or through only one Agent or Alternative Agent on any single given day, but in no event by more than one, and the Company shall in no event request that the Agent and any other Alternative Agent sell Shares on the same day.

Section 3. Covenants.

The Company agrees with the Agent:

(a) During any period when the delivery of a prospectus is required under the Securities Act (or required to be delivered but for Rule 172 under the Securities Act) in connection with the offering or sale of Shares, as to be determined by Troutman Sanders LLP, the Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act; will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and, in any event, prior to the first Settlement Date. The Company will advise the Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Agent a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Agent promptly of the filing of any such amendment or supplement, of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, or of receipt from the Commission of any notice of objection to the use of the Registration Statement or any supplement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and will use its best efforts to prevent the issuance of any such stop order or any such notice of objection and to obtain as soon as possible their lifting, if issued;

(b) The Company will furnish such information as may be lawfully required for, and otherwise cooperate in, qualifying the Shares that may be sold hereunder for offer and sale under the securities or blue sky laws of such jurisdictions as the Agent may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, to file a general consent to service of process or to submit to any requirements which it deems unduly burdensome;

(c) If the Agent so requests, the Company, as soon as practicable after the execution of this Agreement, and thereafter from time to time, will deliver to the Agent copies of the most recent Prospectus and all amendments and supplements thereto, in each case as soon as available and in such quantities as are reasonably requested by the Agent. If, during the time when a prospectus relating to the Shares is required to be delivered under the Securities Act (or required to be delivered but for Rule 172 under the Securities Act), as to be determined by Troutman Sanders LLP, counsel to the Agent, any event occurs as a result of which (i) the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) it is necessary at any time to amend the Prospectus or any Issuer Free Writing Prospectus to comply with the Securities Act, including, without limitation, upon entry into an Additional Alternative Sales Agency Agreement, the Company promptly will (y) notify the Agent to suspend solicitation of purchases of the Shares and, (z) at its expense, prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Agent and Troutman Sanders LLP, counsel to the Agent. Any such documents or amendments that are electronically available through the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor thereto (EDGAR) shall be deemed to have been furnished by the Company to the Agent and Troutman Sanders LLP, counsel to the Agent;

(d) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (in reasonable detail, in form complying with the provisions of Rule 158 under the Securities Act and which need not be audited), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act;

(e) In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by the Agent under this Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a Company Periodic Report Date), the Company shall set forth with regard to such quarter the number of Shares sold through the Agent under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agent with respect to sales of Shares pursuant to this Agreement;

(f) The Company will not, without (i) giving the Agent at least three Trading Days’ prior written notice specifying a proposed sale and the date of such proposed sale and (ii) the Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (x) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any security convertible into or exchangeable or exercisable for Common Stock (collectively, Common Securities), or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement from which no such securities are offered) or (y) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock or such Common Securities, whether any such swap or transaction described in clause (x) or (y) above is to be settled by delivery of shares of Common Stock or such Common Securities, in cash or otherwise, other than (A) pursuant to this Agreement or the Alternative Sales Agency Agreements; (B) any shares of Common Stock issued by the Company upon exercise of an option, warrant, or the conversion of a security outstanding on the Commencement Date; (C) any shares of Common Stock issued, or options to purchase such shares granted in connection with any of the Company’s employee benefit plans, employee stock purchase plans, non-employee director stock plans, dividend reinvestment plans, employee retirement plans and the Dominion Direct Investment plan, the sale of shares of Common Stock on behalf of participants in such plans or the sale of shares of Common Stock, including through the cashless exercise of stock options, by any of the Company’s executive officers (as such term is defined in Rule 3b-7 promulgated under the Securities Exchange Act) or directors; and (D) any issuance by the Company of Common Stock in connection with acquisitions that close or any acquisition in which the party or parties receiving the Common Stock agree to be bound by the restrictions of this Section 3(f);

(g) The Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement; and

(h) Any Additional Alternative Sales Agency Agreement will be substantially identical to this Agreement.

Section 4. Agent Free Writing Prospectuses. The Agent has not made and will not make, unless approved in writing in advance by the Company, any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that would be required to be filed with the Commission under Rule 433 under the Securities Act.

Section 5. Payment of Expenses. The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus, (ii) the preparation, issuance and delivery of the Shares, (iii) the printing and delivery (by first class mail) to the Agent, in reasonable quantities, of copies of the Registration Statement, any Issuer Free Writing Prospectus and the Prospectus (each as originally filed and as subsequently amended), (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on the Exchange; and (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent. In addition, the Company will pay the reasonable fees and disbursements of the Agent’s counsel, Troutman Sanders LLP, including fees and disbursements incurred in connection with qualifying the Shares under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Agent or the Company), the Agent’s reasonable out-of-pocket expenses in connection with the transactions contemplated hereby which have been approved, in writing in advance, by the Company.

Section 6. Conditions of Agent’s Obligation. The obligations of the Agent hereunder shall be subject to the continuing accuracy of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein on its part to be performed and observed and to the following additional conditions:

(a) The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the Commencement Date and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall be pending before or, to the knowledge of the Company, threatened by the Commission;

(b) Prior to any Applicable Time and related Settlement Date, the Agent shall have received instructions from the Company in accordance with Section 2(c) hereof;

(c) Upon the Commencement Date and each Recommencement Date, and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(e), (3) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Securities Exchange Act (other than the filing of a Form 8-K which contains financial statements (excluding earnings releases furnished under Item 2.02 of such form) or the filing of a required Form 8-K which contains material financial information), or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a Registration Statement Amendment Date) and (ii) Company Periodic Report Date, the Agent shall have received a certificate of the President or any Vice President, of the Company dated as of the date thereof, to the effect that (A) the representations and warranties in Section 1 hereof are true and correct as of such date, and (B) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time;

(d) Upon the Commencement Date and each Recommencement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Agent shall receive the opinion of McGuireWoods LLP, counsel to the Company, substantially in the form attached hereto as Schedule 4. In lieu of any such opinion to be delivered subsequent to the commencement of the Offering of the Shares under this Agreement, such counsel may furnish the Agent with a letter to the effect that the Agent may rely upon the last opinion delivered to the Agent by such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time;

(e) Upon the Commencement Date and each Recommencement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Company will cause Deloitte & Touche LLP or the Company’s then-current independent public accounting firm to deliver a letter addressed to the Agent, dated as of such Registration Statement Amendment Date or Company Periodic Report Date, as applicable, containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to financial statements and certain financial information contained or incorporated by reference into the Prospectus, including any pro forma financial information. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time;

(f) Since the date of the most recent audited or unaudited financial statements then included or incorporated by reference in the Prospectus and the Disclosure Package, no Material Adverse Effect shall have occurred, the effect of which is, in the sole judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereto), the Disclosure Package and the Prospectus (exclusive of any supplement thereto);

(g) The Shares shall have received additional listing approval from the Exchange prior to the first Settlement Date;

(h) Upon the Commencement Date and each Recommencement Date, and promptly after each (i) Registration Statement Amendment Date and (ii) Company Periodic Report Date, the Agent shall receive the opinion of Troutman Sanders LLP, counsel to the Agent, substantially in the form attached hereto as Schedule 5. In lieu of any such opinion to be delivered subsequent to the commencement of the Offering of the Shares under this Agreement, such counsel may furnish the Agent with a letter to the effect that the Agent may rely upon the last opinion delivered to the Agent by such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time;

(i) Following the Commencement Date and prior to any Applicable Time and related Settlement Date, the Company shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or to conduct due diligence, including cooperating with any reasonable due diligence requests from or review conducted by the Agent or, at the Agent’s direction, its counsel and making available corporate officers from time to time in connection with the transactions contemplated hereby; and

(j) All legal proceedings to be taken in connection with the transactions contemplated by this Agreement shall have been satisfactory to Troutman Sanders LLP.

In case any of the conditions specified above in this Section 6 shall not have been fulfilled, this Agreement may be terminated by the Agent, upon mailing or delivering written notice thereof to the Company; provided, however, that it shall not be considered a failure to fulfill the conditions specified in Sections 6(c), 6(d) or 6(e) above if the Company temporarily suspends its obligations under such sections in accordance with Section 9 below. Any termination pursuant to the preceding sentence shall be without liability of the Agent and the Company to each other, except as otherwise provided in Sections 5, 7 and 8 hereof.

Section 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless the Agent, its directors and officers, any broker-dealer affiliate of an Agent involved in the distribution of the Shares and each person who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse the Agent and each such director, officer, broker-dealer affiliate and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to the Company by or on behalf of the Agent for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, in any Preliminary Prospectus or in the Disclosure Package. The indemnity agreement of the Company contained in this Section 7(a) and the representations and warranties of the Company contained in Section 1 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any such director, officer, broker-dealer affiliate or controlling person, and shall survive the delivery of the Shares.

(b) The Agent agrees to indemnify and hold harmless the Company, its officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), any Preliminary Prospectus, or the Disclosure Package or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished herein or in writing to the Company by or on behalf of the Agent for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, any Preliminary Prospectus or the Disclosure Package. The indemnity agreement of the Agent contained in this Section 7(b) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person, and shall survive the delivery of the Shares.

(c) The Company and the Agent agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against the Agent or any of its directors, officers, broker-dealer affiliates or controlling persons as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 7(a) or 7(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in Section 7(a) or 7(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent, or by or on behalf of the Company, and shall survive delivery of the Shares.

Section 9. Temporary Suspension of Certain Obligations. After the Commencement Date, if the Company shall determine that it wishes to suspend the offer and sale of the Shares pursuant to this Agreement, the Company shall deliver to the Agent a written notice to such effect (a Notice of Temporary Suspension), in which event the obligations of the Company pursuant to Sections 6(c), 6(d), 6(e) and 6(h) shall be deemed suspended pursuant to the terms of this Agreement until such date (the Recommencement Date) as the Company notifies the Agent in writing that it wishes to re-enter the market with respect to offers and sales of the Shares pursuant to this Agreement and takes the actions, and delivers to the Agent the documents required, by Sections 6(c), 6(d), 6(e), 6(h) and 6(i).

Section 10. Termination.

(a) Unless earlier terminated as provided in Section 10(b), 10(c) or 10(d) below, this Agreement shall terminate upon the earlier of (i) three years from the Commencement Date or (ii) the date when all of the Shares have been sold. The provisions of Sections 5, 7 and 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Sections 5, 7 and 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7 and 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement pursuant to this clause (d) shall in all cases be deemed to provide that Sections 5, 7 and 8 of this Agreement shall remain in full force and effect.

(e) Any termination of this Agreement pursuant to Section 10(b) or 10(c) shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If any termination of this Agreement shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(i) hereof.

Section 11. Notices. All communications hereunder shall be in writing and if to the Agent shall be mailed, faxed or delivered to it at the address set forth on Schedule 6 hereto, or if to the Company shall be mailed, faxed or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211).

Section 12. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of the

Company, the Agent and, with respect to the provisions of Section 7 hereof, each controlling person and each officer and director of the Company and the Agent referred to in Section 7, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such, of any of the Shares from the Agent. The Company and the Agent each acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Agent have an arms length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship, except that the Agent acknowledge that it owes a duty of trust or confidence to the Company as contemplated by paragraph (b)(2)(i) of Rule 100 (17 CFR §243.100) of Regulation FD under the Securities Exchange Act.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement.

Section 14. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 15. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with the Agent’s understanding of this Agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

Dominion Resources, Inc.

By:
Name:	G. Scott Hetzer
Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

[NAME]

By:
Name:
Title:

Schedule 1

Authorized Company Representatives

Thomas F. Farrell II

Chairman, President & Chief Executive Officer

Thomas.Farrell@dom.com

804-819-2112

Mark F. McGettrick

Executive Vice President & Chief Financial Officer

Mark.McGettrick@dom.com

804-819-2372

G. Scott Hetzer

Senior Vice President and Treasurer

Scott.Hetzer@dom.com

804-819-2032

As of January 1, 2015,

James R. Chapman

Vice President – Corporate Finance and Mergers & Acquisitions

James.R.Chapman@dom.com

804-819-2181

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Schedule 2

DWAC Settlement Representatives

Crystal A. Clark

Coordinator, Shareholder Services

804-771-6762

Crystal.Clark@dom.com

Dallas Simmons

Manager, Shareholder Services

804-775-5606

S.Dallas.Simmons@dom.com

Karen Doggett

Assistant Corporate Secretary and Director of Governance

804-819-2123

Karen.Doggett@dom.com

Sch. 2 - 1

Schedule 3

Form of Opinion of McGuireWoods LLP

[Date of Delivery]

DOMINION RESOURCES, INC.

[NAME]

[ADDRESS]

Ladies and Gentlemen:

We have acted as counsel to Dominion Resources, Inc., a Virginia corporation (the Company), in connection with the offering and sale by the Company of its common stock, without par value, having an aggregate offering price of up to $500,000,000 (the Shares) of pursuant to a Sales Agency Agreement dated December 19, 2014, by and between the Company and [NAME] (the Sales Agency Agreement). This letter is being delivered to you pursuant to Section 6(d) of the Sales Agency Agreement. All terms not otherwise defined herein have the meanings set forth in the Sales Agency Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of the Company, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Sales Agreement have been satisfactory to us.

On this basis we are of the opinion that:

1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Sales Agency Agreement by the Company or for the offering, issuance, sale or delivery of the Shares as contemplated by the Sales Agency Agreement.

Sch. 3 - 1

2. The Shares have been duly authorized for sale pursuant to the Sales Agency Agreement and reserved for issuance; and when issued, delivered and paid for in accordance with the terms of the Sales Agency Agreement, such Shares will be validly issued, fully paid and nonassessable; and the issuance of the Shares will not be subject to any preemptive or similar rights.

3. The Registration Statement (Reg. No. 333-[            ]) with respect to the Shares filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the date of the Sales Agency Agreement, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Shares in the manner therein specified.

4. The Registration Statement and the Prospectus (except the financial statements, any pro forma financial information and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

5. We are of the opinion that the statements relating to the Shares contained in the Base Prospectus under DESCRIPTION OF CAPITAL STOCK are substantially accurate and fair.

**********

We have participated in conferences with officers and other representatives of the Company and your representatives at which the contents of the Registration Statement and the Prospectus were discussed, and we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we participated in one or more due diligence conferences with representatives of the Company. We have not, however, undertaken to make any independent review of other records of the Company which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph 5 in regard to the statements described in such paragraph 5. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package contained as of the date hereof, the Prospectus contained as of its date, or that the Prospectus contains as of the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material

Sch. 3 - 2

fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in all cases, except with respect to the financial statements, any pro forma financial information and schedules and other financial information, contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus). The foregoing assurance is provided on the basis that, except as otherwise provided in Section 1(a) of the Sales Agency Agreement with respect to the Disclosure Package, any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, the Disclosure Package or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Disclosure Package or the Prospectus.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

Sch. 3 - 3

Schedule 4

Form of Opinion of Troutman Sanders LLP

[Date of Delivery]

DOMINION RESOURCES, INC.

[NAME]

[ADDRESS]

Ladies and Gentlemen:

We have acted as your counsel in connection with your entry into the Sales Agency Agreement, dated December 19, 2014 (the Sales Agreement) with Dominion Resources, Inc. (the Company) relating to the offer and sale from time to time of shares of the Company’s common stock, without par value, having an aggregate offering price of up to $500,000,000 (the Shares). This letter is being delivered to you pursuant to Section 6(h) of the Sales Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Sales Agreement.

We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Sales Agreement have been satisfactory to us.

Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

1. The Company is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Disclosure Package and the Prospectus.

2. No approval or consent by any public regulatory body is legally required in connection with the sale of the Shares as contemplated by the Sales Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Shares in such states) and the carrying out of the provisions of the Sales Agreement.

3. The Sales Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

4. The Shares to be issued and sold by the Company pursuant to the Sales Agreement have been duly and validly authorized and reserved for issuance and, when issued, delivered and paid for in accordance with the provisions of the Sales Agreement, will be duly and validly issued, fully paid and non-assessable.

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5. The Registration Statement (Reg. No. 333-[            ]) with respect to the Shares filed pursuant to the Securities Act is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that was filed with the Commission not earlier than three years prior to the date of the Sales Agreement, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale of Shares in the manner therein specified.

6. The Registration Statement and the Prospectus (except that we express no comment or belief with respect to any historical or pro forma financial statements and schedules and other financial or statistical information contained or incorporated by reference in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

7. We are of the opinion that the statements relating to the Shares contained in the Base Prospectus under DESCRIPTION OF CAPITAL STOCK are substantially accurate and fair.

*        *        *         *        *

We have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package or in the Prospectus, and as to the statistical statements in the Registration Statement (which includes statistical statements in the Incorporated Documents), we have relied solely on the officers of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in numbered paragraph 7 in regard to the statements described in such numbered paragraph 7. We note that the Incorporated Documents were prepared and filed by the Company without our participation. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, the Disclosure Package or in the Prospectus as it was initially issued and as it has been supplemented or amended, and we have reviewed the Incorporated Documents and such of the corporate records of the Company as we deemed advisable. In addition, we participated in one or more due diligence conferences with representatives of the Company.

None of the foregoing participation, review or attendance disclosed to us any information that gives us reason to believe that the Registration Statement contained on the most recent effective date of the Registration Statement or contains on the date hereof any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Disclosure Package contained as of the date hereof, the Prospectus contained as of its date, or that the Prospectus contains as of the date hereof, any untrue statement of a material fact or omitted on such date or omits on the date hereof to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in all cases, except with respect to the financial statements, any pro forma financial information and schedules and other financial information, contained or incorporated by reference in the Registration Statement, the Disclosure Package or the

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Prospectus as to which we express no belief). The foregoing assurance is provided on the basis that, except as otherwise provided in Section 1(a) of the Sales Agency Agreement with respect to the Disclosure Package, any statement contained in an Incorporated Document will be deemed not to be contained in the Registration Statement, the Disclosure Package or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement, the Disclosure Package or the Prospectus.

In rendering the opinions set forth in paragraphs (1) – (7) above and in making the statements expressed in the preceding paragraph, we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.

Very truly yours,

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Schedule 5

Addresses for Notices to Agent

[NAME]

[ADDRESS]

Fax No.: [            ]

Attention: [            ]

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